Exhibit 99.1

PCTEL Achieves $24.2 Million in Second Quarter Revenue

        Increases to $0.08 Non-GAAP Earnings Per Share

BLOOMINGDALE, IL. – August 2, 2016 -- PCTEL, Inc. (NASDAQ:PCTI), a leader in Performance Critical Telecom solutions, announced its 2016 second quarter results.

Quarter Highlights

$24.2 million in revenue for the quarter, a decrease of 12 percent from the same period last year. The Company saw a 15 percent sequential quarterly increase in revenue from the first quarter.

GAAP gross profit margin of 38 percent in the quarter compared to 34 percent for the same period last year.

GAAP operating margin of negative 22 percent for the quarter compared to operating margin of negative six percent for the same period last year. During the quarter the company recorded a non-cash impairment of its acquired intangible assets related to its engineering services of $4.7 million, or 19 percent of revenue.

GAAP net loss of $11.1 million for the quarter, or $(0.69) per diluted share compared to net income of $347,000, or $0.02 per diluted share for the same period last year. In addition to the $4.7 million impairment of intangible assets, the Company recorded expense for the establishment of a $7.6 million valuation allowance on the Company’s U.S. based deferred tax assets to address a growing shift in the Company’s income outside of the United States that began this quarter. The after tax impact of the charges aggregate to $0.66 per diluted share.

Non-GAAP operating profit and net income are measures the company uses to reflect the results of its core earnings. The Company’s reporting of Non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

Non-GAAP gross margin of 39 percent in the quarter, compared to 34 percent for the same period last year.
Non-GAAP operating margin of six percent in the quarter, compared to one percent for the same period last year.

Non-GAAP net income of $1.3 million, or $0.08 per diluted share in the quarter, compared to $295,000 or $0.02 per diluted share in the same period last year.

$29.3 million of cash and short-term investments at June 30, 2016, an increase of approximately $1.4 million from the preceding quarter. During the quarter the Company generated free cash flow of approximately $2.4 million and paid a dividend of $853,000.

“Scanning receiver sales, engineering and staffing services, and core antenna products all posted sequential quarterly gains this past quarter,” said Marty Singer, PCTEL’s Chairman and CEO.  “This growth, combined with our success in reducing operating expenses to 2013 levels, resulted in an eleven cent improvement in non-GAAP earnings compared to our first quarter.  We also made strong progress in reducing our inventory across both businesses and launching new products, including our new SeeHawk Engage product.  We look forward to a strong second half,” added Singer.

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 5:15 PM ET.   The call can be accessed by dialing (888) 782-7027 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 91470562. The call will also be webcast at http://investor.pctel.com/events.cfm.

REPLAY:  A replay will be available for two weeks after the call on either the website listed above or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406, conference ID: 91470562.

About PCTEL

PCTEL, a global provider of RF expertise, delivers Performance Critical Telecom solutions to the wireless industry. PCTEL benchmarks and optimizes wireless networks with its data tools, engineering services, and RF products. PCTEL's antennas and site solutions are vital elements for networks serving SCADA, fleet management, health care, public safety, and education.

PCTEL's RF Solutions products and services improve the performance of wireless networks globally. PCTEL's performance critical products include its SeeGull® MXflex®, IBflex®, and EXflex® scanning receivers. PCTEL tools also include CW transmitters, signal analyzers, and the SeeWave interference locating system. PCTEL's SeeHawk® software portfolio includes SeeHawk™ Touch, SeeHawk® Collect, SeeHawk Engage™, SeeHawk Engage+™, SeeHawk Engage™ Lite, SeeHawk™ Studio, and SeeHawk™ Analytics. PCTEL provides specialized staffing, interference management and performance critical RF engineering services for wireless networks.

PCTEL Connected Solutions designs and delivers performance critical antennas and site solutions for public and private wireless networks globally. PCTEL's performance critical antenna solutions include high rejection and high performance GNSS products and innovative broadband LTE and Wi-Fi solutions for fixed and mobile applications, including transit, in-building, and small cell networks. In addition, PCTEL provides a broad portfolio of LMR and Yagi antennas. We leverage our design, logistics, and support capabilities to deliver performance critical antenna and site solutions into carrier, railroad, utility applications, oil and gas, and other vertical markets.

PCTEL's products are sold worldwide through direct and indirect channels. For more information, please visit the company's web sites: pctel.com, antenna.com, or rfsolutions.pctel.com

PCTEL Safe Harbor Statement

This press release and our related comments in our earnings conference call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Specifically, the statements regarding our future financial performance, new products and features, growth of our Connected Solutions and RF Solutions businesses, and anticipated demand for our network analytics, subject matter expert staffing and in-building engineering services are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the customer demand for these types of products and services generally, growth and continuity in the utilities, fleet, and public safety markets and small cell deployments, PCTEL’s ability to successfully grow Engage and its wireless products business generally, and its ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

For further information contact:

John SchoenJack Seller

CFOPublic Relations

PCTEL, Inc.PCTEL, Inc.

(630) 372-6800(630)372-6800

Jack.seller@pctel.com

PCTEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	(unaudited)
	June 30,	December 31,
	2016	2015
ASSETS

Cash and cash equivalents	$7,305	$7,055
Short-term investment securities	21,973	24,728
Accounts receivable, net of allowance for doubtful accounts of $264 and $314 at June 30, 2016 and December 31, 2015, respectively	18,191	21,001
Inventories, net	15,190	17,596
Prepaid expenses and other assets	1,448	1,586
Total current assets	64,107	71,966

Property and equipment, net	13,615	13,839
Goodwill	3,332	3,332
Intangible assets, net	5,141	11,378
Deferred tax assets, net	8,949	13,155
Other noncurrent assets	38	40
TOTAL ASSETS	$95,182	$113,710

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$4,719	$6,735
Accrued liabilities	5,792	6,190
Total current liabilities	10,511	12,925

Other long-term liabilities	473	388

Total liabilities	10,984	13,313

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 17,324,506 and 17,654,236 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	17	18
Additional paid-in capital	133,880	135,714
Accumulated deficit	(49,572)	(35,320)
Accumulated other comprehensive loss	(127)	(15)
Total stockholders’ equity	84,198	100,397

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$95,182	$113,710

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

REVENUES	$24,243	$27,625	$45,317	$53,951
COST OF REVENUES	15,006	18,276	29,029	34,432
GROSS PROFIT	9,237	9,349	16,288	19,519
OPERATING EXPENSES:
Research and development	2,523	2,904	5,130	5,642
Sales and marketing	3,414	3,425	6,529	6,955
General and administrative	3,305	3,302	6,267	6,665
Amortization of intangible assets	577	943	1,180	1,578
Impairment of intangible assets	4,724	0	4,724	0
Restructuring expenses	24	440	541	440
Total operating expenses	14,567	11,014	24,371	21,280
OPERATING LOSS	(5,330)	(1,665)	(8,083)	(1,761)
Other income, net	8	2,205	14	2,249
(LOSS) INCOME BEFORE INCOME TAXES	(5,322)	540	(8,069)	488
Expense for income taxes	5,751	193	4,460	174
NET (LOSS) INCOME	$(11,073)	$347	$(12,529)	$314

Net (Loss) Income per Share:
Basic	$(0.69)	$0.02	$(0.78)	$0.02
Diluted	$(0.69)	$0.02	$(0.78)	$0.02

Weighted Average Shares:
Basic	15,979	18,257	16,149	18,284
Diluted	15,979	18,408	16,149	18,498

Cash dividend per share	$0.05	$0.05	$0.10	$0.10

PCTEL, INC.
P&L INFORMATION BY SEGMENT (unaudited)
(in thousands)

	Three Months Ended June 30, 2016				Six Months Ended June 30, 2016
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total

REVENUES	$15,781	$8,507	$(45)	$24,243	$30,480	$14,942	$(105)	$45,317

GROSS PROFIT	4,941	4,286	10	9,237	9,265	7,016	7	16,288

OPERATING (LOSS) INCOME	$1,792	$(4,372)	$(2,750)	$(5,330)	$3,099	$(5,901)	$(5,281)	$(8,083)

	Three Months Ended June 30, 2015				Six Months Ended June 30, 2015
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total

REVENUES	$18,100	$9,583	$(58)	$27,625	$35,454	$18,634	$(137)	$53,951

GROSS PROFIT	5,417	3,931	1	9,349	10,861	8,647	11	19,519

OPERATING (LOSS) INCOME	$1,498	$(347)	$(2,816)	$(1,665)	$3,187	$786	$(5,734)	$(1,761)

Reconciliation of GAAP to non-GAAP Results (unaudited)
(in thousands except per share information)

Reconciliation of GAAP operating loss to non-GAAP operating income (a)

		Three Months Ended June 30,		Six Months Ended June 30,
		2016	2015	2016	2015

	Operating Loss	$(5,330)	$(1,665)	$(8,083)	$(1,761)

(a)	Add:
	Amortization of intangible assets
	-Cost of revenues	167	242	333	261
	-Operating expenses	577	943	1,180	1,578
	Impairment of intangible assets	4,724	0	4,724	0
	Restructuring:
	-Cost of revenues	0	114	0	114
	-Operating expenses	24	440	541	440
	TelWorx investigation:
	-General & Administrative	(1)	54	5	91
	Stock Compensation:
	-Cost of revenues	133	56	264	129
	-Engineering	175	30	342	145
	-Sales & Marketing	183	(18)	328	140
	-General & Administrative	893	173	1,309	328
		6,875	2,034	9,026	3,226

	Non-GAAP Operating Income	$1,545	$369	$943	$1,465
	% of revenue	6.4%	1.3%	2.1%	2.7%

Reconciliation of GAAP net loss to non-GAAP net (loss) income (b)

		Three Months Ended June 30,		Six Months Ended June 30,
		2016	2015	2016	2015

	Net Loss (Income)	$(11,073)	$347	$(12,529)	$314

	Adjustments:
(a)	Non-GAAP adjustment to operating (loss) income	6,875	2,034	9,026	3,226
(b)	Other income related to SEC investigation of TelWorx	1	(54)	(5)	(90)
(b)	Legal Settlement - Amendment to Nexgen APA	0	(2,160)	0	(2,160)
(b)	Income Taxes	5,471	128	4,289	(90)
		12,347	(52)	13,310	886
	Non-GAAP Net Income	$1,274	$295	$781	$1,200

	Non-GAAP Earning per Share:
	Basic	$0.08	$0.02	$0.05	$0.07
	Diluted	$0.08	$0.02	$0.05	$0.06

	Weighed Average Shares:

Basic	15,979	18,257	16,149	18,284
Diluted	15,979	18,408	16,312	18,498

This schedule reconciles the Company's GAAP operating loss and GAAP net loss to its non-GAAP operating (loss) income and non-GAAP net (loss) income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the
Company's GAAP results.

(a) These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the SEC investigation of TelWorx.

(b) These adjustments include the items described in footnote (a) as well as other income for insurance claims related to the
SEC investigation of TelWorx, legal settlements, and non-cash income tax expense.

Reconciliation of GAAP to non-GAAP SEGMENT INFORMATION (unaudited) (a)
(in thousands except per share information)

	Three Months Ended June 30, 2016				Six Months Ended June 30, 2016
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total

Operating (Loss) Income	$1,792	$(4,372)	$(2,750)	$(5,330)	$3,099	$(5,901)	$(5,281)	$(8,083)

Add:
Amortization of intangible assets:
-Cost of revenues	0	167	0	167	0	333	0	333
-Operating expenses	44	533	0	577	114	1,066	0	1,180
Impairment of intangible assets	0	4,724	0	4,724	0	4,724	0	4,724
Restructuring expenses	0	7	17	24	44	424	73	541
TelWorx investigation:
-General & Administrative	0	0	(1)	(1)	0	0	5	5
Stock Compensation:
-Cost of revenues	43	90	0	133	84	180	0	264
-Engineering	30	145	0	175	72	270	0	342
-Sales & Marketing	113	70	0	183	200	128	0	328
-General & Administrative	52	96	745	893	92	168	1,049	1,309
	282	5,832	761	6,875	606	7,293	1,127	9,026

Non-GAAP Operating (Loss) Income	$2,074	$1,460	$(1,989)	$1,545	$3,705	$1,392	$(4,154)	$943

	Three Months Ended June 30, 2015				Six Months Ended June 30, 2015
	Connected Solutions	RF Solutions	Corporate	Total	Connected Solutions	RF Solutions	Corporate	Total

Operating (Loss) Income	$1,498	$(347)	$(2,816)	$(1,665)	$3,187	$786	$(5,734)	$(1,761)

Add:
Amortization of intangible assets:
-Cost of revenues	20	222	0	242	39	222	0	261
-Operating expenses	230	713	0	943	460	1,118	0	1,578
Restructuring expenses
-Cost of revenues	114	0	0	114	114	0	0	114
-Restructuring charges	426	14	0	440	426	14	0	440
TelWorx investigation:
-General & Administrative	0	0	54	54	0	0	91	91
Stock Compensation:
-Cost of Goods Sold	(22)	78	0	56	14	115	0	129
-Engineering	14	16	0	30	60	85	0	145
-Sales & Marketing	(18)	0	0	(18)	85	55	0	140
-General & Administrative	(35)	(21)	229	173	(10)	(1)	339	328
	729	1,022	283	2,034	1,188	1,608	430	3,226

Non-GAAP Operating (Loss) Income	$2,227	$675	$(2,533)	$369	$4,375	$2,394	$(5,304)	$1,465

This schedule reconciles the Company's GAAP operating income (loss) by segment to its non-GAAP operating (loss) income.
The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company's
GAAP results.

(a) These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the SEC investigation of TelWorx.